EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158477 on Form S-3 and Registration Statement No. 333-133611 on Form S-8 of Dime Community Bancshares, Inc. of our report dated March 14, 2011, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the years ended December 31, 2010 and 2009.

/s/ Crowe Horwath LLP

Livingston, New Jersey
March 14, 2011